                                                                    EXHIBIT 4.12
                             SUBORDINATION AGREEMENT


                    SUBORDINATION AGREEMENT dated as of December 21, 1995 (as
               amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Subordination Agreement") among (i) SKYTEL CORP., a Delaware corporation ("SkyTel"), (ii) MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), (iii) the subsidiaries of Mtel listed on Schedule 1 hereto (the "Mtel Subsidiaries") and (iv) CHEMICAL BANK, as administrative agent for the Lenders (as defined below) (in such capacity, the "Administrative Agent").



                             Introductory Statement


     Pursuant to the terms of a Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among SkyTel, Mtel, the Mtel Subsidiaries referred to therein, the lenders referred to therein (the "Lenders"), Chemical Bank, as administrative agent (the "Administrative Agent"), Credit Lyonnais New York Branch, as documentation agent, and J.P. Morgan Securities Inc., as co-syndication agent, the Lenders have agreed, subject to the terms and conditions thereof, to make certain loans to the Borrower (such term being used herein as defined in the Credit Agreement) and to participate in certain letters of credit to the Borrower. In addition, one or more of the Lenders may from time to time enter into interest rate swap agreements, interest rate cap agreements, synthetic caps or other financial agreements or arrangements designed to protect the Borrower against fluctuations in interest rates (each an "Interest Rate Protection Agreement") or foreign exchange contracts, currency swap agreements, futures contracts, option contracts or other similar agreements designed to protect a Credit Party (as such term is defined in the Credit Agreement) against fluctuations in currency values (each a "Currency Agreement"). The Credit Agreement, the Notes referred to therein, any Interest Rate Protection Agreement, any Currency Agreement, the other Fundamental Documents and any other documents, instruments and agreements contemplated by any of the foregoing as they may be amended, supplemented or otherwise modified, renewed or replaced from time to time, shall hereinafter be referred to as the "Senior Obligation Documents". All capitalized terms not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Any intercompany loan from SkyTel, Mtel or any of the Mtel Subsidiaries to SkyTel, Mtel or any of the Mtel Subsidiaries, whether in existence on the date hereof or hereafter made or incurred, shall be referred to herein individually, as an "Intercompany Loan" and collectively, as the "Intercompany Loans."

     Any party hereto which has made an Intercompany Loan to another party hereto which Intercompany Loan is outstanding shall be referred to herein individually, as a "Subordinated Creditor" and collectively, as the "Subordinated Creditors". Any party hereto to whom an Intercompany Loan is made which Intercompany Loan is outstanding, shall be referred to herein individually, as an "Obligor" and collectively, as the "Obligors". No Intercompany Loan is or will be evidenced by any promissory note(s). The obligation of any Obligor to repay the principal amount of any Intercompany Loan and all interest thereon and all other amounts payable to a Subordinated Creditor in connection therewith is hereinafter referred to individually, as a "Subordinated Obligation" and collectively, as the "Subordinated Obligations". Any promissory note(s) evidencing any Intercompany Loan, any replacement or substitute for any such note, any promissory note issued in satisfaction of any obligation to pay interest thereon and any purchase agreement, security agreement or any other agreement relating in any way to any Intercompany Loan are hereinafter collectively referred to as "Junior Obligation Documents".

     In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, the Subordinated Creditors have agreed, subject to the provisions of this Subordination Agreement, that the Subordinated Obligations shall be subordinate to the Senior Obligations (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Agreement to Subordinate. Each Subordinated Creditor agrees that the Subordinated Obligations owed from time to time to such Subordinated Creditor, are and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations (as hereinafter defined) and that any guarantees, security interests, mortgages and other Liens securing payment of, or otherwise relating to, any of the Subordinated Obligations are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Senior Obligations, notwithstanding the perfection, order of perfection or failure to perfect, any such security interest or other Lien, or the filing or recording, order of filing or recording, or failure to file or record this Subordination Agreement or any instrument or other document in any filing or recording office in any jurisdiction. The term "Senior Obligations" shall mean all obligations of the Obligors under the Senior Obligation Documents including, without limitation, whether outstanding at the date hereof or hereafter incurred or created, all obligations to pay principal, premium, if any, interest (including, without limitation, interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceedings with respect to any Obligor, whether or not determined to be an allowed claim in any such proceeding), charges, costs, expenses and fees (including, without limitation, the disbursements and reasonable fees of counsel to the Administrative Agent), all obligations to reimburse or indemnify the Administrative Agent, the Issuing Bank and/or any Lender for obligations with respect to Letters of Credit or in any other way, and all renewals, extensions, restructurings, refinancings or refunding of any indebtedness under the Senior Obligation Documents in the nature of a "workout" or otherwise.

     The expressions "prior payment in full", "payment in full", "paid in full" or any other similar term(s) or phrase(s) when used herein with respect to the Senior Obligation Documents shall mean the payment in full, in cash, of all of the Senior Obligations.

     2. Restrictions on Payment of the Subordinated Obligations, etc. No Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from any Obligor, in cash or other property, by set-off, by realizing upon collateral, foreclosing on any Lien or otherwise, by exercising any remedies or rights under any Junior Obligation Document or by executions, garnishments, levies, attachments or by any other action relating to any of the Subordinated Obligations, or in any other manner, payment of, or additional security for, all or any part of the Subordinated Obligations unless and until the Senior Obligations shall have been paid in full; provided, however, that a Subordinated Creditor may receive, and the Obligor may make, payments with respect to any Subordinated Obligation owed to such Subordinated Creditor, if, and only if, at the time of making any such payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and provided, further, however, that if at any time the payment of cash interest on any Subordinated Obligation is otherwise prohibited by the terms hereof, then the outstanding principal amount of the Subordinated Obligations in respect of which such interest is payable may be increased by an amount equal to such prohibited interest payment. No Obligor will make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Subordination Agreement. Each Subordinated Creditor expressly agrees that, unless and until such time as the loans under the

Credit Agreement shall have been accelerated, any payment in respect of any Subordinated Obligation owed to such Subordinated Creditor which is not made in a timely manner by reason of the operation of this Subordination Agreement shall be deemed to be deferred and the applicable Obligor shall not be in default under any of the Junior Obligation Documents by reason thereof.

     Each Subordinated Creditor further acknowledges and agrees that it will not take any collateral of any Obligor unless and until the Lenders have been paid in full.

     3. Additional Provisions Concerning Subordination. Each of the Subordinated Creditors and each of the Obligors hereby agrees as follows:

     (a) In the event of (i) any dissolution, winding up, liquidation or other similar reorganization of an Obligor (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of such Obligor, whether or not involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of such Obligor or otherwise); or (ii) any Default or Event of Default which is in effect and continuing, or any default, demand for payment or acceleration of maturity regarding any Subordinated Obligation:

     (1) all Senior Obligations shall first be paid to the Administrative Agent for the benefit of the Lenders in full before any payment or distribution is made upon the principal of or interest on or any fees, costs, charges or expenses in connection with any of the Subordinated Obligations, and before any remedial action is taken by any Subordinated Creditor including, without limitation, any action described in Section 2 or 7 hereof; and

     (2) any payment or distribution of assets of such Obligor with respect to any Subordinated Obligation or pursuant to any Junior Obligation Document, whether in cash, property or securities (other than equity securities or debt securities which are subordinated to the Senior Obligations at least to the same extent as the Subordinated Obligations) to which any Subordinated Creditor would be entitled with respect to any Subordinated Obligation or pursuant to any Junior Obligation Document except for the provisions hereof, shall be paid or delivered by such Obligor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other Person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders, to the extent necessary to pay in full all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Administrative
          Agent for the benefit of the Lenders, before any payment or distribution is made to any Subordinated Creditor;

     (b) In any proceeding referred to, or resulting from any event referred to, in subsection (a) of this Section 3 commenced by or against any Obligor:

          (1) The Administrative Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of any of the Subordinated Creditors or otherwise) to, but shall have no obligation to, (i) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this
               Section 3 and give acquittance therefor, (ii) file claims and proofs of claim in respect of any of the Subordinated Obligations and (iii) take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent and/or the Lenders hereunder; and

          (2) Each Subordinated Creditor hereby agrees that it will duly and promptly take such action as the Administrative Agent may reasonably request to collect the Subordinated Obligations which are owed to such Subordinated Creditor for the account of the Lenders, file appropriate claims or proofs of claim with respect thereto, execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable it to enforce any and all claims with respect to the Subordinated Obligations which are owed to such Subordinated Creditor and collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations which are owed to such Subordinated Creditor;

     (c) All payments or distributions upon or with respect to any of the Subordinated Obligations which are received by a Subordinated Creditor contrary to the provisions of this Subordination Agreement shall be deemed to be the property of the Lenders, shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the benefit of the Lenders in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full;

     (d) Each Subordinated Creditor hereby waives any requirement for marshalling of assets by the Administrative Agent or the Lenders in connection with any foreclosure of any Lien of the Administrative Agent or the Lenders under the Senior Obligation Documents;

     (e) None of the Subordinated Creditors shall take any action to impair or otherwise adversely affect the foreclosure of, or other realization of, the Administrative Agent's or the Lenders' rights under the Senior Obligation Documents; and

     (f) The Administrative Agent is hereby authorized to demand specific performance of this Subordination Agreement at any time when a Subordinated Creditor shall have failed to comply with any of the provisions of this Subordination Agreement, and each of the Subordinated Creditors hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

     4. Subrogation. Subject to the payment in full of all Senior Obligations, each Subordinated Creditor shall be subrogated to the rights of the Administrative Agent and the Lenders to receive payments or distributions of cash, property or securities of the Obligor(s), applicable to the Senior Obligations until the principal of (and premium, if any) and interest on the Subordinated Obligations owed to such Subordinated Creditor shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Administrative Agent or any Lender of any cash, property or securities to which such Subordinated Creditor would be entitled except for the provisions of this Section, and no payments pursuant to the provisions of this Subordination Agreement to the Administrative Agent or any Lender by such Subordinated Creditor, shall, as between, the applicable Obligor, its creditors other than the Administrative Agent and the Lenders, and such Subordinated Creditor, be deemed to be a payment by the applicable Obligor to or on account of the Senior Obligations. However, each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent and/or the Lenders pursuant to the provisions of this Subordination Agreement shall entitle such Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been paid in full.

     5. Evidence of the Subordinated Obligations. Each of the Subordinated Creditors and each of the Obligors further agrees that at no time hereafter will any part of the Subordinated Obligations be represented by any negotiable instruments or other writings.

     6. Legend. Notwithstanding any other provision of this Subordination Agreement, the applicable Subordinated Creditor and the applicable Obligor will cause any promissory note evidencing any Subordinated Obligation, any replacement thereof and any mortgage or security document relating thereto to include the following provision:

               "The indebtedness evidenced or secured by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Subordination Agreement dated as of December 21, 1995 among SkyTel Corp., Mobile Telecommunication Technologies Corp., the subsidiaries of Mtel referred to therein and Chemical Bank as Administrative Agent."

     7. Negative Covenants of the Subordinated Creditors. So long as any of the Senior Obligations shall remain outstanding, none of the Subordinated Creditors will, without the prior written consent of the Administrative Agent:

     (a) Sell, assign, pledge, encumber or otherwise dispose of any instrument evidencing the indebtedness owed to such Subordinated Creditor or any collateral securing the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or other disposition is made expressly subject to this Subordination Agreement and the other party to such sale, assignment, pledge, encumbrance or other disposition consents in writing to be bound by the terms hereof;

     (b) Permit the terms of any of the Junior Obligation Documents or collateral securing the Subordinated Obligations to be changed in any way which would limit or impair the subordination provisions or accept any collateral therefor;

     (c) Declare all or any portion of the Subordinated Obligations due and payable prior to the date fixed therefor unless the loans under the Credit Agreement shall have first been accelerated;

     (d) Realize upon, or otherwise exercise any remedies with respect to, any collateral securing the Subordinated Obligations or any portion thereof or take any other action described in Section 2 hereof with respect to any of the Subordinated Obligations; or

     (e) Commence, or join with any creditor other than the Administrative Agent or the Lenders in commencing, any proceeding referred to in subsection (a) of
Section 3 hereof.

     8. Obligations Unconditional. All rights and interests of the Administrative Agent and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditors and the Obligors hereunder, shall remain in full force and effect irrespective of:

     (a) Any lack of validity or enforceability of any Senior Obligation Document or any other agreement or instrument relating thereto;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of, or any consent to departure from, any Senior Obligation Document;

     (c) Any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or

     (d) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, either (i) an Obligor in respect of the Senior Obligations or (ii) any Subordinated Creditor or any Obligor in respect of this Subordination Agreement.

     9. Additional Agreements and Waivers by the Subordinated Creditors. Each Subordinated Creditor agrees that neither the Administrative Agent nor any Lender shall have any liability or obligation to such Subordinated Creditor on account of exercise of the rights and remedies of the Administrative Agent and/or the Lenders under any Senior Obligation Document. Each Subordinated Creditor waives the right to commence or pursue any legal action (whether suit, counterclaim, cross claim or other action) on account of the exercise of the rights and remedies of the Administrative Agent and/or the Lenders under any Senior Obligation Document which alleges or is based on a theory of breach of fiduciary obligations of the Administrative Agent and/or the Lenders, equitable subordination of claims of the Administrative Agent and/or the Lenders against an Obligor, conflicts of interest by the Administrative Agent, and/or the Lenders or similar theories premised in any such case on the exercise of control or influence on management by the Administrative Agent and/or the Lenders, actual management or control of an Obligor by the Administrative Agent and/or the Lenders, voting any of the stock of an Obligor, or other pursuit of rights or remedies by the Administrative Agent and/or the Lenders under any Senior Obligation Document.

     10. Present Subordinated Obligations. The Obligors and the Subordinated Creditors hereby represent and warrant that the aggregate outstanding principal amount of the Subordinated Obligations as of the date hereof does not exceed $775,000,000.

     11. Further Assurances. Each Subordinated Creditor and each Obligor will, at its own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. Each Subordinated Creditor further authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof with regard to the Subordinated Obligations owed to such Subordinated Creditor without such Subordinated Creditor's signature.

     12. Expenses. Each Obligor agrees to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel for the Administrative Agent, which the Administrative Agent may incur in connection with the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Lenders hereunder.

     13. Notice. All demands, notices and other communications which any party hereto may desire or may be required to give to any other party hereunder shall be in writing and shall be mailed, telecopied or delivered to such other party at its address as follows:

     (a) to the Administrative Agent at:

      Chemical Bank
      270 Park Avenue
      New York, NY  10172
      Attn:  John J. Huber
      Telephone No.:  (212) 270-1402
      Telecopier No.: (212) 270-2625

     (b) to the other parties hereto at their respective addresses set forth below their names on the signature pages hereof;

or to any such party at such other address as shall be designated by such party in a written notice to each other party hereto, complying as to delivery with the terms of this Section 13. All such demands, notices, and other communications shall be effective when received or five (5) business days after mailing, whichever is earlier.

     14. SERVICE OF PROCESS. EACH OF THE SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBORDINATION AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS AND (B) TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SUBORDINATION AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY WAIVES IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS (EXCEPT FOR COMPULSORY COUNTERCLAIMS). EACH OF THE SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT HERETO. EACH OF THE SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST ANY SUBORDINATED CREDITOR OR ANY OBLIGOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF SUCH SUBORDINATED CREDITOR OR SUCH OBLIGOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT AND/OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBORDINATED CREDITOR OR AN OBLIGOR OR ANY OF THEIR RESPECTIVE ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH SUBORDINATED CREDITOR, SUCH OBLIGOR OR THEIR RESPECTIVE ASSETS MAY BE FOUND. EACH OF THE SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS.

     15. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE

SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF, OR BASED UPON, THIS SUBORDINATION AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE SUBORDINATED CREDITORS AND EACH OF THE OBLIGORS ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 15 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS. THE ADMINISTRATIVE AGENT AND THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SUBORDINATED CREDITORS AND THE OBLIGORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

     16. Termination.

     This Subordination Agreement shall terminate when the Senior Obligations have been paid in full, the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled, except to the extent that any Subordinated Creditor continues to be entitled to a right of subrogation hereunder.

     17. Miscellaneous.

     (a) No amendment of any provision of this Subordination Agreement shall be effective unless it is in writing and signed by the Administrative Agent and all the other parties hereto, and no waiver of any provision of this Subordination Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (c) Any provision of this Subordination Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) This Subordination Agreement shall be binding on Skytel, Mtel and the Subsidiaries of Mtel referred to herein, and their respective successors and assigns including, without limitation, any holders of instruments evidencing any of the Subordinated Obligations.

     (e) This Subordination Agreement may be executed by one or more of the parties to this Subordination Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (f) THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the day and year first written above.

                                            SKYTEL CORP.



                                            By /s/ J. Robert Fugate
                                              --------------------------
                                              Name: J. Robert Fugate
                                              Title: Vice President Finance
                                                     and Chief Financial Officer

                                            NOTICES:
                                            200 South Lamar Street
                                            Security Centre
                                            South Building
                                            Jackson, MS  39201
                                            Attention:  Thomas R. Ferguson
                                            Telephone No.:  (601) 944-1300
                                            Telecopier No.: (601) 944-7158


                                                        MOBILE TELECOMMUNICATION
                                                          TECHNOLOGIES CORP.


                                            By /s/ J. Robert Fugate
                                              --------------------------
                                              Name: J. Robert Fugate
                                              Title: Vice President Finance
                                                     and Chief Financial Officer

                                            NOTICES:
                                            200 South Lamar Street
                                            Security Centre
                                            South Building
                                            Jackson, MS  39201
                                            Attention:  Thomas R. Ferguson
                                            Telephone No.:  (601) 944-1300
                                            Telecopier No.: (601) 944-7158

                                             MTEL INTERNATIONAL, INC.
                                             MTEL LATIN AMERICA, INC.
                                             MTEL PUERTO RICO, INC.
                                             MTEL PAGING, INC.
                                             UNITED STATES PAGING CORPORATION
                                             DESTINEER CORPORATION
                                             MOBILECOMM EUROPE INC.
                                             MTEL SPACE TECHNOLOGIES CORPORATION
                                             MTEL TECHNOLOGIES, INC.
                                             MTEL MAINE, INC.
                                             COM/NAV REALTY CORP.
                                             INTELLIGENT INVESTMENT PARTNERS,
                                             INC.



                                             By /s/ J. Robert Fugate
                                                ------------------------------
                                                Name : J. Robert Fugate
                                                Title: Vice President - Finance
                                                       and Chief Financial
                                                       Officer


                                              NOTICES:
                                              200 South Lamar Street
                                              Security Centre
                                              South Building
                                              Jackson, MS  39201
                                              Attention:  Thomas R. Ferguson
                                              Telephone No.:  (601) 944-1300
                                              Telecopier No.: (601) 944-7158



                                              CHEMICAL BANK,
                                               as Administrative Agent
Executed in
New York, New York

                                              By /s/ Edward Divine
                                                 ------------------------------
                                                 Name : Edward Divine
                                                 Title: Managing Director

                                                                      Schedule 1


                                Mtel Subsidiaries
                                -----------------

MTEL INTERNATIONAL, INC.
MTEL LATIN AMERICA, INC.
MTEL PUERTO RICO, INC.
MTEL PAGING, INC.
UNITED STATES PAGING CORPORATION
DESTINEER CORPORATION
MOBILECOMM EUROPE INC.
MTEL SPACE TECHNOLOGIES CORPORATION
MTEL TECHNOLOGIES, INC.
MTEL MAINE, INC.
COM/NAV REALTY CORP.
INTELLIGENT INVESTMENT PARTNERS, INC.